Exhibit 10.34
EXECUTION VERSION
FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT
THIS AGREEMENT made as of July 28, 2023 (the “Amendment Date”) BETWEEN:
SCOTIABANK ASSET FINANCE, A DIVISION OF THE BANK OF NOVA SCOTIA
(the “Administrative Agent”)
-and -
THE ANDERSONS CANADA LIMITED
(the “Borrower”)

-and -

THOSE OTHER PARTIES WHICH ARE OBLIGORS PURSUANT TO THE TERMS OF THE LOAN AGREEMENT (the “Obligors”)
-and-

THE LENDERS IDENTIFIED IN THE LOAN AGREEMENT WHICH ARE SIGNATORIES HEREIN
(the “Lenders”)

WHEREAS the Administrative Agent, in its capacity as administrative agent and lender, and the other Lenders and the Borrower entered into a second amended and restated loan agreement made as of December 23, 2021, as amended by that first amendment to second amended and restated loan agreement made as of March 17, 2022, as further amended by the second amendment to second amended and restated loan agreement made as of September 26, 2022 and as further amended by the third amendment to second amended and restated loan agreement made as of December 16, 2022 (as the same may be further amended, supplemented or restated from time to time, collectively, the “Loan Agreement”);
AND WHEREAS the Borrower has entered into certain accounts receivable financing arrangements pursuant to which the Borrower may sell accounts receivables owed to it by Kraft Heinz (and its Affiliates eligible for Kraft AR Financing) (the “Kraft Receivables”) to MUFG Bank, Ltd., pursuant to an online supplier agreement (the “Kraft AR Financing”);
AND WHEREAS the Borrower desires to enter into certain accounts receivable financing arrangements in the future (the “Future AR Financings”), pursuant to which the Borrower may sell accounts receivables owed to it by Mars or Kellogg’s (and their Affiliates) (the “Mars/Kelloggs Receivables”);
AND WHEREAS the Borrower carrying out its obligations pursuant to the Kraft AR Financing will result in, and if entered into the Future AR Financings may result in, the partial discharge of the security for the Obligations granted by the Obligors in respect of the Kraft Receivables and/or the Mars/Kelloggs Receivables;

AND WHEREAS Section 13.3(b)(vii) of the Loan Agreement requires consent from each of the Lenders to release, discharge or amend of the Security for the Obligations, in whole or in part,
AND WHEREAS the Borrower has requested and the Administrative Agent and each of the Lenders have agreed to amend the Loan Agreement to: (a) add the Kraft AR Financing to the definition of “Permitted Disposition”, (b) to permit the Administrative Agent, without the consent to the Lenders, to consent to the Future AR Financings, (c) make certain other amendments to the Loan Agreement, on terms and subject to the conditions set forth below.
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:
ARTICLE 1 DEFINED TERMS
1.01Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Loan Agreement.

ARTICLE 2 AMENDMENT TO LOAN AGREEMENT
2.01General Rule. Subject to the terms and conditions herein contained, the Loan Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Loan Agreement.
2.02Definitions. Exhibit A to the Loan Agreement is hereby amended as follows:
(a)New Definitions. The following definitions are hereby added to Exhibit A in the applicable alphabetical order:
“Future AR Financing” shall have the meaning attributed thereto in Section 13.3(c) of this Agreement.

“Kraft AR Financing” shall have the meaning attributed thereto in Section 13.3(c) of this Agreement.

(b)Permitted Disposition. The definition of “Permitted Disposition” in Exhibit “A” of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Permitted Disposition” means sales or dispositions of inventory in the ordinary course of business and any of the following:
(a)a sale or disposition in the ordinary course of business and in accordance with sound industry practice of property that is obsolete, no longer used or useful for its intended purpose or is being replaced in the ordinary course of business;
(b)disposals of assets between Obligors;

(c)disposals of defaulted Accounts in order to realize on them in a commercially responsible manner;
(d)sales, exchanges and other dispositions of short term investments in securities in the ordinary course of business;
(e)close-outs and other early settlements of Swaps;
(f)sales of accounts receivables for which the account debtor is Kraft Heinz (or its Affiliates) to MUFG Bank, Ltd., pursuant to the online supplier agreement among the Borrower, MUFG Bank, Ltd. and Kraft Heinz dated May 18, 2023 (as may be amended, restated supplemented or otherwise modified from time to time (the “Kraft AR Financing”);
(g)provided that consent has first been granted by the Administrative Agent pursuant to section 13.3(c) of this Agreement, sales of account receivables in respect of the which the account debtor is Mars or Kellogg’s (or their Affiliates); and
(h)sales or dispositions of assets in addition to those permitted elsewhere in this definition provided that the gross sale proceeds and fair market value of the assets so sold or disposed of does not exceed Cdn.$5,000,000 in any fiscal year and the net proceeds from such sale or disposition are either reinvested in the business of the Borrower or paid to the Lenders.
For greater certainty, no sale or disposition by an Obligor of any Eligible Machinery and Equipment or Eligible Real Estate Collateral valued in excess of $5,000,000 shall constitute a Permitted Disposition without the prior written consent of Required Lenders.”
2.03Consent to Future AR Financings. Section 13.3 of the Loan Agreement is hereby amended by adding a new subsection 13.3(c) as follows:
“(c) Notwithstanding anything else contained in this Agreement, the Administrative Agent, acting solely in its own discretion and without consent of any of the Lenders, may consent to accounts receivable financing arrangements that the Borrower seeks to enter into (the “Future AR Financing”), provided that each of the following criteria have been met, in the Administrative Agent’s sole and absolute discretion:
(i)the Future AR Financing relates solely to accounts receivable in respect of which the account debtor is either Mars or Kellogg’s (or one of their Affiliates); and
(ii)the Future AR Financing is entered into on terms substantially similar to the Kraft AR Financing, including, but not limited to, in respect of the definition of “consummation” thereunder which shall substantially align with the Kraft AR Financing; and

(iii)the Borrower receives payment for the sale of any account receivable under the Future AR Financing within one (1) to five
(5) Business Days of each disposition thereunder; and
(iv)any security for the Obligations required to be released under the terms of the Future AR Financing is only released subsequent to the Borrower receiving full payment for the sale of the applicable account receivable over which the security for the Obligations is required to be released; and
(v)upon the completion of a sale under the applicable Future AR Financing, there shall be no recourse by the purchaser of the applicable account receivable against the Borrower.”
2.04Collateral Reporting. Section 8.1 of the Loan Agreement is hereby amended by adding the following as a new paragraph immediately following the second paragraph of Section 8.1:
“At any time the Borrower is participating in the Kraft AR Financing or any Future AR Financing that has been consented to in accordance with Section 13.3(c) of this Agreement, the Borrower shall provide the Administrative Agent with an updated Borrowing Base Certificate, supported by a rolling-forward of accounts receivable for Kraft, Mars and/or Kellogg’s, as applicable, with supporting details in electronic form, upon each new submission made by the Borrower under the Kraft AR Financing or Future AR Financing, as applicable, when: (a) the value of the total collections or payments received by the Borrower from Kraft Heinz, whether in the ordinary course of business or in connection with the Kraft AR Financing are equal to or exceed four million dollars ($4,000,000) for the current calendar month, and/or (b) the value of the total collections or payments received by the Borrower from the account debtor with whom the Borrower has entered into a Future AR Financing, whether in the ordinary course of business or in connection with a Future AR Financing are equal to or exceed two million dollars ($2,000,000) for the current calendar month.”

2.05Timing. The changes to the Loan Agreement provided for in this Article Two shall take effect immediately.

ARTICLE 3 MISCELLANEOUS
3.01Representations and Warranties. Borrower and each other Obligor hereby represents and warrants to the Administrative Agent as follows:
(a)all of the representations and warranties contained in the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;
(b)this agreement and the Loan Agreement, as amended by this agreement, constitute the legal, valid and binding obligations of each Obligor, enforceable against such Obligor in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and to general principles of equity; and

(c)no Event of Default has occurred.
3.01Acknowledgment and Confirmation re: Security.
(a)All of the Security shall continue to be in full force and effect as general continuing collateral security for any and all of the indebtedness, liabilities and obligations of each of the Obligors to the Lenders secured thereunder, including, without limitation, under, in connection with, relating to or with respect to the Loan Agreement (as amended hereby), and the security interests created by the Security shall continue to charge and mortgage the property of the Obligors in accordance with the terms thereof.
(b)The Security to which each of the Obligors is a party are legal, valid, binding and enforceable against the Obligors, as applicable, in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application limiting the enforcement of creditors’ rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies.
3.02Fees payable. The Borrower shall pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, negotiation and finalization of this agreement and all other documents, searches and filings contemplated hereby, including, without limitation, reasonable legal fees and disbursements, of the Administrative Agent and the Lenders. The Administrative Agent is hereby authorized to charge all such costs, expenses and legal fees and disbursements to the Revolving Loans. Upon request by the Borrower, the Administrative Agent agrees to provide the Borrower with supporting invoices and accounts for all such costs, expenses and legal fees and disbursements.
3.03Future References to the Loan Agreement. On and after the date of this agreement, each reference in the Loan Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Loan Agreement, and each reference in any related document to the “Loan Agreement”, “thereunder”, “thereof”, or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. The Loan Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
3.04Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
3.05Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Loan Agreement, the relevant provision of this agreement shall prevail and be paramount.
3.06Further Assurances. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.
3.07Severability. Any provision of this agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this agreement fail to provide for any relevant matter, the validity, legality or enforceability of this agreement shall not thereby be affected.
3.08Successors and Assigns. This agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall enure to the benefit of the parties hereto and their successors and permitted assigns. No Obligor may assign its rights or duties hereunder.
3.10Financing Agreement. This agreement is a Financing Agreement.
3.11Counterparts. This agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered (including by e-mail or other electronic means) shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Administrative Agent, the Lenders and the Borrower have caused these presents to be duly executed as of the day and year first above written.

ADMINISTRATIVE AGENT AND LENDER
SCOTIABANK ASSET FINANCE, a division of THE BANK OF NOVA SCOTIA

Per:
Name:
Title:

Per:
Name:
Title:

Address:

40 King Street West 13th Floor
Toronto, Ontario M5H 1H1
Fax:

BORROWER THE ANDERSONS CANADA LIMITED
Per:
Name:
Title:

Per:
Name:
Title:

Address: 2 Hyland Drive
Blenheim, Ontario N0P 1A0

Attention:
Fax:

Acknowledgement

The undersigned Obligors hereby acknowledges and agrees to be bound by the terms and conditions contained in this Agreement, as of the day and year first above written.
THOMPSONS USA LIMITED
Per:
Name:
Title:

Per:
Name:
Title:

Address: 41703 US Highway 2 SW
East Grand Forks, Minnesota USA 56721
Attention:
Fax:

LENDERS
CANADIAN IMPERIAL BANK OF COMMERCE

Per:
Name:
Title:

Per:
Name:
Title:
Address: Bay Street, 11th Floor Toronto, Ontario M5J 0E7

Attention:

Name:
Title:
Per:
Name:
Title:
Address:
81 Bay Street, 11th Floor
Toronto, Ontario M5J 0E7

Attention:

THE TORONTO-DOMINION BANK
Per:
Name:
Title:

Per:
Name:
Title:
Address:
100 Wellington St. W., 29th Floor TD West Tower
Toronto, ON M5K 1A2 Fax: 416-983-6522
Attention:

BANK OF AMERICA, N.A., CANADA BRANCH
Per:
Name:
Title:

Address:

181 Bay Street, 4th Floor Toronto, Ontario M5J 2V8
Fax: (312) 453-4041

Attention: Canada Credit Services

FARM CREDIT CANADA
Per:
Name:
Title:

Per:
Name:
Title:

Address:
FCC Loan Administration Centre
Suite 200 - 1133 St. George Boulevard, Moncton, New Brunswick, E1E 4E1
Phone:
Fax:
Attention: